 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 4, 2022 (April 1, 2022)

Appian Corporation
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38098	54-1956084
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7950 Jones Branch Drive McLean, VA		22102
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (703) 442-8844

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Class A Common Stock	APPN	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On April 4, 2022, Appian Corporation (the “Company”) issued a press release announcing that Mark Matheos has been appointed Chief Financial Officer of the Company, effective April 1, 2022 (the “Effective Date”). Mr. Matheos also began serving as the Company’s principal financial officer as of the Effective Date. Mr. Matheos succeeds Mark Lynch, who has served as the Company’s Chief Financial Officer since October 2008. Mr. Matheos will continue to serve as the Company’s principal accounting officer.

Mr. Matheos, age 41, has been Chief Accounting Officer at the Company since December 2021. Prior to that, he served at the Company as Senior Vice President, Global Corporate Controller from January 2021 to December 2021, as the Vice President, Corporate Controller from April 2017 to January 2021 and Vice President, Assistant Controller from October 2016 to April 2017. Mr. Matheos holds a B.S. degree in Accounting and Information Systems from Virginia Tech and is a Certified Public Accountant in Virginia.

In connection with his appointment as Chief Financial Officer, the Company and Mr. Matheos have entered into an employment agreement, dated as of April 2, 2022 (the "Employment Agreement") pursuant to which Mr. Matheos is employed on an “at-will” basis and entitled to a payment equal to six months’ salary, acceleration of any unvested equity, and payment of premiums for continued health benefits under COBRA for up to six months if his employment is terminated immediately prior to or within six months after a change of control without cause or resign for good reason. Mr. Matheos' annual base salary is $750,000 and he is eligible to earn an annual target bonus of $250,000 under the Senior Executive Cash Incentive Bonus Plan, a performance-based target incentive payment program, each subject to modification by the Company’s Board of Directors ("Board") in their sole discretion. Mr. Matheos will be receiving an annual restricted stock unit grant with a value of $510,000, vesting over a four-year period, subject to Board or Compensation Committee approval. He is also eligible for a retention bonus payable in March 2023, March 2024, and March 2025 in the following amounts, in addition to a recommendation for additional restricted stock unit grants in the same amounts: $330,000, $230,000 and $130,000, respectively.

There is no arrangement or understanding between Mr. Matheos and any other person pursuant to which he was selected as an officer. Furthermore, there is no family relationship between Mr. Matheos and any of the Company’s other directors or executive officers, and Mr. Matheos is not a party to any transactions of the type listed in Item 404(a) of Regulation S-K.

The foregoing description of Mr. Matheos’ Employment Agreement is not complete and is qualified in its entirety by reference to the Employment Agreement, which the Company expects to file with its Quarterly Report on Form 10-Q for the quarter ended March 31, 2022.

Item 7.01 Regulation FD Disclosure.

On April 4, 2022, the Company issued a press release announcing the appointment of Mr. Matheos as Chief Financial Officer. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall the information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

99.1	Press release dated April 4, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Appian Corporation

Date: April 4, 2022	By:	/s/ Mark Matheos
Mark Matheos
Chief Financial Officer